Exhibit 8

PROPERTY EXCHANGE AGREEMENT

This Property Exchange Agreement (“Agreement”) is made and entered into on April 4, 2024 (“Effective Date”), by and between John A. Weinzierl, Trustee of the John Alfred Weinzierl 2020 Trust, u/t/a November 10, 2020 (“JW Trust”), whose address for these purposes is 405 Timberwilde Lane, Houston, Texas 77024, and WDM Family Partnership, LP, a Texas limited partnership, whose address for these purposes is 210 Heritage Oaks, Houston, Texas 77024 ( “WDM”). JW Trust and WDM may each be referred to hereunder as a “Party” and, collectively as the “Parties”).

Recitals:

WHEREAS, JW Trust owns a 33% membership interest in Kona Legacy I, LLC, a Texas limited liability company (“JW Trust’s Property”);

WHEREAS, WDM owns 3,124,893 shares of restricted common stock of U.S. Energy Corp. (“USEG”), a Delaware corporation (“WDM’s Property”, and together with JW Trust’s Property, collectively the “Exchange Properties”);

WHEREAS, JW Trust desires to exchange JW Trust’s Property for WDM’s Property, and WDM desires to exchange WDM’s Property for JW Trust’s Property; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement:

1. Exchange of Properties. JW Trust agrees to transfer JW Trust’s Property to WDM and upon execution of this Agreement, JW Trust shall execute and deliver to WDM the Assignment of Membership Interest in the form attached hereto as Exhibit A. Likewise, WDM agrees to transfer WDM’s Property to JW Trust and upon execution of this Agreement, WDM shall execute and deliver to JW Trust the Stock Power and Assignment in the form attached hereto as Exhibit B.

2. Rights to Distributions and Dividends. All rights to distributions and dividends of any kind or nature, whether accruing prior to, on or after the Effective Date with respect to the Exchange Properties shall become the property of the recipient hereunder and the transferring party shall have no claim or further rights to such dividends or distributions even if same were accrued prior to the Effective Date. Any such distributions or dividends received by a Party after the Effective Date that belong to the other Party under this Agreement shall be transferred and paid over by the receiving Party to the other Party within 5 business days of receipt.

3. Representations and Warranties. Each Party represents and warrants to the other that:

(i) such Party has full fee simple title to the property that such Party is transferring to the other in this exchange; and

(ii) such Party has full authority to enter into this Agreement and to transfer the respective property owned by such Party, and upon execution of this Agreement, this Agreement will become legally binding and enforceable against such Party; and

(iii) such Party has had ample time and opportunity to inspect and perform due diligence with respect to the property that such Party is receiving in this exchange (“Received Property”);

(iv) such Party has had the opportunity to have this Agreement and all other related documentation reviewed by counsel of their choosing;

(v) such Party has not committed an act of bankruptcy, is not insolvent, has not proposed a compromise or arrangement to such Party's creditors generally, has not had any petition or receiving order in bankruptcy filed against such Party, has not made an involuntary assignment in bankruptcy, is not taking any proceeding with respect to a compromise or arrangement with Assignor's creditors, has not taken any proceeding to have such party declared bankrupt or liquidated, has not taken any proceeding to have a receiver appointed for any part of Assignor's assets, has not had any creditor take possession of any of such Party's assets, and has not had any execution, charging order, levy or distress warrant become enforceable or become or levied upon any of such assets;

(vi)         such Party is experienced and knowledgeable in business interests, securities markets, and financial matters in general and with respect to investments similar to an investment in the Received Property in particular, and is capable of evaluating the merits and risks of acquiring the Received Property. Further, such Party has sought and obtained such advice that such Party deemed necessary with respect to the merits and risks of acquiring the Received Property, and such Party made an independent decision with respect to acquiring the Received Property;

(vii)         such Party recognizes that the Received Property is a speculative investment involving a high degree of risk of loss;

(viii)         such Party understands that membership interest comprising the JW Trust’s Property has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws in reliance upon exemptions therefrom and the representations contained herein, that no portion of such interest may be resold unless registered under the Securities Act and applicable states securities laws or unless an exemption from registration is available (collectively, the “Securities Laws”), and that the securities comprising WDM’s Property and the transfer of same are subject to applicable Securities Laws;

(ix)         such Party is acquiring the Received Property for its own account (or if the undersigned is a trust, solely for the beneficiaries thereof) and not for the account of others;

(x)          such Party is an accredited investor as such term is defined in Rule 501 of the Securities Act; and

(xi)         such Party understands and acknowledges that each certificate or instrument representing the Exchange Properties will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act, or unless an exemption from registration exists in connection therewith:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

4. Big Boy Representation. WDM acknowledges the trustee of JW Trust, John A. Weinzierl, is the Chairman of USEG and that WDM is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including securities such as WDM’s Property, and that JW Trust is entering into this Agreement with WDM in reliance on this acknowledgment and with WDM’s understanding, acknowledgment and agreement that JW Trust is privy to material non-public information regarding USEG and its subsidiaries (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as WDM, when making investment disposition decisions, including the decision to enter into this Agreement, and WDM’s decision to enter into this Agreement is being made with full recognition and acknowledgment that JW Trust is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to WDM. WDM hereby waives any claim, or potential claim, it has or may have against JW Trust relating to JW Trust’s possession of Non-Public Information. WDM understands and acknowledges that JW Trust would not enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to JW Trust in entering into this Agreement.

5. Public Information. Prior to WDM’s entry into this Agreement, WDM has had an opportunity to review, and has in fact reviewed, (i) USEG’s Annual Report on Form 10-K for the year ended December 31, 2023; and (ii) the Company’s current reports on Form 8-K and Form 10-Qs as filed with the SEC (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “US Energy Corp” in the “Name, ticker symbol, or CIK” field, and clicking the “Search” button), from January 1, 2022, to the Effective Date, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of USEG.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

7. Entire Agreement. This Agreement and the instruments attached hereto as Exhibits that are to be executed contemporaneously, taken as a whole, constitute the entire agreement between the Parties concerning the subject matter hereof and same supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

8. Further Assurances. Each Party agrees to make, execute and deliver to the other Party any and all further instruments of conveyance, assignment or transfer, and any and all other instruments, as may be necessary or proper to carry out the purpose and intent of this Agreement and/or to fully vest the receiving Party in all rights, titles and interests of the transferring Party in and to the Property being transferred.

9. Counterparts. This Agreement may be executed in one or more facsimile, pdf or electronic counterparts, all of which when taken together will constitute one and the same instrument.

10. Savings Clause. If any provision of this Agreement is prohibited by law or held to be unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such unenforceable provision had never constituted a part hereof, and the unenforceable provision shall be automatically amended so as best to accomplish the objectives of such unenforceable provision within the limits of applicable law.

11. Review and Construction of Documents. Each party represents to the other, that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

IN WITNESS WHEREOF, the Parties have executed this Property Exchange Agreement as of the Effective Date first above written.

JOHN ALFRED WEINZIERL 2020 TRUST, U/A NOVEMBER 10, 2020

By: /s/ John A. Weinzierl

JOHN A. WEINZIERL, Trustee

WDM FAMILY PARTNERSHIP, LP

BY: WDM GP, LLC, its sole general partner

By: /s/ Wallis T. Marsh

WALLIS T. MARSH, President